EXHIBIT 10.1











                         Supplemental Retirement Plan

                         Charming Shoppes, Inc.

                         Effective February 1, 2003

































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Contents






Article 1. Establishment, Purpose, and Duration                              1

Article 2. Definitions                                                       1

Article 3. Participation                                                     4

Article 4. Vesting                                                           4

Article 5. Retirement Benefit Account                                        5

Article 6. Payment of the Retirement Benefit                                 6

Article 7. Administration                                                    8

Article 8. Miscellaneous                                                    10

Supplemental Retirement Plan
Charming Shoppes, Inc.

Article 1. Establishment, Purpose, and Duration

     1.1. Establishment of the Plan. Charming Shoppes, Inc. (the "Company"), a corporation incorporated under the laws of the Commonwealth of Pennsylvania, hereby establishes the Charming Shoppes Supplemental Retirement Plan (the "Plan") effective February 3, 2003 ("the "Effective Date").

     1.2. Purpose of the Plan. The primary purpose of the Plan is to provide supplemental retirement benefits for a select group of management and highly compensated employees, within the meaning of Section 201 of ERISA, as a means to attract and retain key talent now and in the future.

     1.3. Duration of the Plan. The Plan shall commence upon approval by the Board and shall remain in effect, subject to the right of the Board of Directors of the Company to terminate the Plan at any time pursuant to Section 7.5.

Article 2. Definitions

     Whenever used in the Plan, the following terms shall have the meanings set forth below. Unless the context clearly indicates to the contrary, when the defined meaning is intended, the initial letter of the word is capitalized:

     (a) "Actuarial Equivalent" or "Actuarially Equivalent" means the equivalence in present value between two (2) forms and/or times of payment based upon a determination by an actuary chosen by the Committee, using sound actuarial assumptions at the time of such determination.

     (b) "Affiliate" means any firm, partnership, or corporation that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company. "Affiliate" also includes any other organization similarly related to the Company that is designated as such by the Board.

     (c) "Annual Bonus" means an amount awarded under the Company's annual bonus plan and any special recognition bonus the Committee, in its sole discretion, declares to be an Annual Bonus.

     (d) "Beneficiary" means the person or persons selected by the Participant, on a form provided by the Committee, to receive benefits provided under the Plan that are payable after the Participant's death, or in the absence of such selection, the Participant's estate.

     (e) "Benefit Percentage" means the percentage, determined under Section 5.2, of Salary and Annual Bonus added each month to a Participant's Retirement Benefit Account.

     (f) "Board of Directors" or "Board" means the Board of Directors of the Company, and shall also mean any committee of the Board of Directors which has been delegated



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

          authority to exercise the powers and authority of the Board of Directors with respect to the Plan.

     (g)  "Cause" means the occurrence of any one or more of the following:

          (i) The willful and continued failure by the Eligible Executive to substantially perform his duties of employment (other than any such failure resulting from the Eligible Executive's Disability), after a written demand for substantial performance is delivered to the Eligible Executive that specifically identifies the manner in which the Committee believes that the Eligible Executive has not substantially performed his duties, and the Eligible Executive has failed to remedy the situation within a reasonable period of time; or

          (ii) The Eligible Executive's plea of nolo contendre to or conviction for committing an act of fraud, embezzlement, theft, or other act constituting a felony involving moral turpitude (with all rights of appeal having been exhausted); or

          (iii) The willful engaging by the Eligible Executive in gross misconduct materially and demonstrably injurious to the Company, monetarily or otherwise. However, no act or failure to act on the Eligible Executive's part shall be considered "willful" unless done, or omitted to be done, by the Eligible Executive not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

     (h)  "Change in Control" means the occurrence of an event described under
          Section 2.10 ("Change of Control") of the Amended and restated Charming Shoppes Variable Deferred Compensation Plan for Executives.

     (i) "Committee" means the Compensation Committee of the Board of Directors, or other persons delegated pursuant to Section 7.1 to assist the Committee, that will administer the Plan in accordance with
          Section 7.1.

     (j) "Company" means Charming Shoppes, Inc., a corporation organized and existing under the laws of the Commonwealth of Pennsylvania or its successor or successors.

     (k) "Disability" means a mental or physical condition which qualifies a Participant for benefits under the Charming Shoppes Long-Term Disability Plan.

     (l)  "Effective Date" means February 3, 2003.

     (m) "Eligible Executive" means an individual member of a group of select management or highly compensated employees of the Company or an Affiliate.

     (n) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor act thereto.

     (o) "Interest Rate" means the sum of (a) three percent (3%) and (b) the "10-Year Treasury Note Yield", published in the Wall Street Journal (or such other business publication



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          selected by the Committee), as of the close of the first business day of each calendar quarter for which earnings are determined under
          Section 5.4.

     (p) "Participant" means an Eligible Executive designated and selected by the Committee for participation in the Plan in accordance with the provisions of Article 3.

     (q) "Plan" means the Charming Shoppes Supplemental Retirement Plan, the plan set forth herein, as amended from time to time.

     (r) "Plan Service" means the product of one-twelfth (1/12) times the number of complete calendar months of Service a Participant has performed since the Effective Date. (For purposes of this calculation only, the period beginning February 3, 2003 and ending February 28, 2003 will be considered a complete calendar month of service.)

     (s) "Plan Year" means the consecutive twelve (12) month period commencing on January 1 and ending on December 31 except that the first Plan Year shall commence on the Effective Date.

     (t) "Retirement Benefit" means the amount determined under Article 6 payable to a Participant or Beneficiary following the Participant's termination of employment.

     (u) "Retirement Benefit Account" means the bookkeeping account established for the Participant as described under Article 5.

     (v) "Retirement Credits" means the amounts determined under Section 5.2 that are added to a Participant's Retirement Benefit Account.

     (w) "Salary" means all regular, basic wages before reduction for amounts deferred pursuant to any plan of the Company, payable in cash to a Participant for services to be rendered, exclusive of any Annual Bonus, other special fees, awards or incentive compensation, imputed income, allowances, or amounts designated by the Company as payment toward or reimbursement of expenses.

     (x) "Service" means the period of time during which an employment relationship exists between an employee and the Company, including any period during which the employee is on an approved leave of absence, whether paid or unpaid. "Service" also includes employment with an Affiliate if an employee transfers directly between the Company and the Affiliate.

     (y) "Vesting Percentage" means the percentage, determined under Article 4, of a Participant's Retirement Benefit Account that the Participant is entitled to receive following termination of employment with the Company or an Affiliate.

     (z) "Year of Service" or "Years of Service" means the "years of service" credited to a Participant under the Charming Shoppes, Inc. Employees' Retirement Savings Plan.




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Article 3. Participation

     3.1. Participation. The Committee, in its sole discretion, reserves the right to select Eligible Executives to participate in the Plan.

     3.2. Notification. Eligible Executives who have been selected and approved for participation in the Plan shall be notified in writing of their selection at least thirty (30) calendar days prior to the first Plan Year of participation, or as soon as possible thereafter. The Participant shall not have any contractual rights under the Plan until notified.

     In the event that a Participant is deemed by the Committee to be ineligible to continue participation in the Plan for any reason, such Participant shall be notified in writing of such decision and such Participant shall become an inactive Participant, retaining all the rights relating to the Retirement Benefit previously accrued, which shall continue to vest as otherwise provided herein, as described under the Plan. In such event, the Committee or the Board, at its sole and absolute discretion, may cause the Company to immediately cash out a Participant's Retirement Benefit Account in a single lump-sum payment. Such payment shall be in full satisfaction of the Participant's rights under this Plan.

Article 4. Vesting

     4.1. Vesting Percentage. A Participant's Vesting Percentage shall be measured as follows:

------------------------------------------------------------
Actual Age + Years of Service             Vesting Percentage
------------------------------------------------------------
Under 55                                      0%
55 + 10 Years of Service                     50%
56 + 10 Years of Service                     60%
57 + 10 Years of Service                     70%
58 + 10 Years of Service                     80%
59 + 10 Years of Service                     90%
60 and Over + 5 Years of Service            100%
------------------------------------------------------------


     4.2. Vesting Upon Special Events. Notwithstanding the Vesting Percentage shown in the table above, a Participant's Retirement Benefit Account will become fully vested, and the Participant's Vesting Percentage shall equal one hundred percent (100%), upon death, Disability, involuntary termination without Cause within 24 months following a Change in Control, or termination of the Plan.

     4.3. Termination for Cause. Notwithstanding anything to the contrary hereunder, if a Participant is terminated for Cause, whether determined before or after the Participant's actual termination date, the Participant's Vesting Percentage shall be zero percent (0%), and the Participant shall not be entitled to any Retirement Benefit under this Plan.

Article 5. Retirement Benefit Account

     5.1. Retirement Benefit Account. The Company shall establish and maintain an individual bookkeeping account (the "Retirement Benefit Account") in the name of each Participant. Each month a Participant's Retirement Benefit Account shall be increased by Retirement Credits and earnings calculated for such month as determined under Section 5.2 and Section 5.4, respectively, and shall be decreased by any Retirement Benefit payment(s) occurring in such month as required under Section 5.3.

     5.2. Retirement Credits. At the end of each month during a Plan Year, if the Participant is actively employed by the Company, a Retirement Credit will be calculated. The Retirement Credit for any given month is equal to the Benefit Percentage determined as of the beginning of the Plan Year times the sum of: (a) any Salary and (b) any Annual Bonus paid during such month. The Benefit Percentage as of the beginning of the Plan Year is equal to the percentage reflected in the table below and modified, as appropriate, under Section 5.2(a) and Section 5.2(b).

----------------------------------------------------------
Sum of Age and Plan Service         Benefit Percentage At
At Beginning of Plan Year           Beginning of Plan Year
----------------------------------------------------------
Under 60                               8%
60-69                                 12%
Over 69                               15%
----------------------------------------------------------


     For purposes of calculating the Benefit Percentage as of the beginning of a Plan Year, the Participant's age and Plan Service are measured in years and complete months. For example, a Participant who is fifty-seven (57) years and five (5) months old as of the beginning of a particular Plan Year and whose Plan Service is two (2) years and seven (7) months as of the beginning of that Plan Year would have a score of sixty (60) for purposes of calculating the Benefit Percentage for that Plan Year.

     (a) For those Participants hired before the Effective Date who have attained age fifty (50) before the Effective Date, the Benefit Percentages determined above will be increased by one percent (1%) for each full Year of Service performed prior to the Effective Date (up to a maximum increase of ten percent (10%)).

     (b) Furthermore, for those Participants hired before the Effective Date, the Benefit Percentage (as modified above, if applicable) will be increased by an additional ten percent (10%) for all Plan Years beginning after the Plan Year during which the Participant attains age 55.

     Therefore, the maximum Benefit Percentage used to calculate a Retirement Credit is thirty-five percent (35%).

     5.3. Charges Against Account. At the end of each month, each Participant's Retirement Benefit Account shall be charged for all Retirement Benefit payments made during such month to the Participant or to the Participant's Beneficiary.

     5.4. Earnings Calculation. At the end of each calendar month, the balance of the Participant's Retirement Benefit Account, determined after deducting any charges against the account but before adding any Retirement Credits for the month (the "end of month" balance), shall be increased with earnings. Such earnings shall equal one-twelfth (1/12) the product of the end of month balance times the Interest Rate.

     5.5 Statements. The Committee shall furnish each Participant with a statement of the balance credited to the Participant's Retirement Benefit Account on at least an annual basis.

Article 6. Payment of the Retirement Benefit

     6.1. Retirement Benefit. On the first business day of April of the calendar year following the year the Participant terminates Service with the Company, the Participant (or the Participant's Beneficiary, if applicable) shall be paid the Retirement Benefit. The Retirement Benefit is a lump-sum amount equal to the product of: (a) the balance in the Participant's Retirement Benefit Account (immediately preceding such payment) times (b) the Participant's Vesting Percentage determined as of the date such termination of Service occurs.

     6.2. Optional Form of Payment. In the case of a Participant whose Retirement Benefit Account balance is at least $50,000 at the time payment would be required under Section 6.1, the Participant may elect to have the Retirement Benefit Account distributed in one of the following methods, as elected by the Participant in writing made prior to the date of the Participant's termination of Service: (i) a lump sum; (ii) annual installments (to a maximum of 10); or
(iii) by any other formula that is Actuarially Equivalent to the amount of the Retirement Benefit and is acceptable to the Committee, including a deferral in commencement of any such form of Retirement Benefit of up to five years. Annual installment payments shall be equal to (i) the value of such Retirement Benefit Account as of the last business day of the Plan Year preceding the date of payment, divided by (ii) the number of annual installment payments elected by the Participant in the election. The remaining annual installments shall be paid not later than January 31 of each succeeding Plan Year in an amount equal to (i) the value of such Retirement Benefit Account as of the last business day of the immediately preceding Plan Year divided by (ii) the number of installments remaining. In the case of any deferred payment, earnings shall continue to be added to the Participant's Retirement Benefit Account as required under Section
5.4 until the Retirement Benefit Account is fully distributed. A Participant may change the election regarding the manner of payment as described in this Section at any time prior to the Participant's termination of Service but no election shall be effective until the first day of the 13th month following delivery of the election to the Committee.


     6.3. Payment to Beneficiary. In the event of a Participant's death prior to the payment of all benefits due the Participant under Sections 6.1 or 6.2, remaining Retirement Benefit payments otherwise due the Participant shall be paid to the Participant's Beneficiary. Each Participant may designate a Beneficiary or Beneficiaries (which Beneficiary may be an entity other than a natural person) to receive any payments which may be made following the Participant's death. Such designation may be changed or canceled at any time without the consent of any such Beneficiary. Any such designation, change, or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Committee, or its designee. If no Beneficiary has been named, or the designated Beneficiary or Beneficiaries shall have predeceased the Participant, the

Beneficiary shall be the Participant's estate. If a Participant designates more than one Beneficiary, the interests of such Beneficiaries shall be paid in equal shares, unless the Participant has specifically designated otherwise.

     6.4. Facility of Payment. If, in the Committee's judgment, any person to whom benefits are payable hereunder is under a legal disability or unable to care for his affairs because of illness, accident, or other incapacity, any payment due may be paid to his spouse, parent, brother, sister, or any other person as the Committee may determine (unless prior claim therefore shall have been made by a duly qualified guardian, committee, or other legal representative). Any such payment shall be a payment for the account of such person and shall, to the extent thereof, be a complete discharge of any liability under the Plan to such person.

Article 7. Administration

     7.1. Committee. The Committee shall administer the Plan and it shall have the full power, discretion, and authority to interpret and administer the Plan in a manner that is consistent with the Plan's provisions. The Committee shall have the authority to delegate administrative duties to officers, employees, or directors of the Company. Each Participant by participating in the Plan, agrees to accept the terms of the Plan and the authority and discretion of the Committee as set forth in the Plan.

     7.2. Powers and Duties of the Committee. The Committee shall carry out the duties assigned to it under the Plan and shall administer the Plan in accordance with its terms. The Committee shall have all powers as may be necessary to carry out its duties under the Plan, including, but not by way of limitation, the following: (a) to construe and interpret the provisions of the Plan; (b) to decide any disputes which may arise under the Plan; (c) to decide all questions that shall arise under the Plan, including questions as to the eligibility to become Participants, and the amount, manner, and time of payment of any benefits under the Plan; (d) to employ or appoint legal counsel, accountants, actuaries, consultants, or any person to assist in the administration of the Plan and any other agents it deems advisable. The Committee shall also have the power to allocate and delegate responsibilities. The Committee shall have the power and authority to direct the investment of a trust fund created pursuant to Section 8.3, and in connection with such power, may delegate in writing authority to manage assets of the trust fund to one or more investment managers. The Committee may adopt from time to time written investment policies and guidelines which shall govern the manner in which the assets of such trust fund are to be invested, which policies and guidelines shall be followed by the investment managers.

     7.3. Amendment and Termination. The Plan may be amended, suspended, discontinued or terminated at any time by the Board; provided, however, that no such amendment, suspension, discontinuance, or termination shall reduce or in any manner adversely affect the rights of any Participant or Beneficiary with respect to benefits that are payable or would become payable under the terms of the Plan assuming there had not been such amendment, suspension, discontinuance or termination, and assuming a Retirement Credit of zero for all months following such amendment, suspension, discontinuance or termination.

     7.4. Merger or Consolidation of Plan. In the event of any merger or consolidation of the Plan with another retirement or pension plan, provision shall be made so that each Participant in the Plan as of the date of such merger or consolidation will receive a benefit after the merger or consolidation which is Actuarially Equivalent to or greater than the benefit he would have been entitled to receive immediately prior to the merger or consolidation if the Plan had then terminated.

     7.5. Payment Upon Plan Termination. In the event of termination of the Plan pursuant to Section 7.3, the vested amount credited to the Retirement Benefit Account of each Participant shall be paid to the Participant within 60 days thereafter.

     7.6. Indemnification. The Company shall indemnify each member of the Committee, and the directors, officers, and employees of the Company involved in the operation and administration of the Plan against any and all claims, losses, damages, expenses, and liabilities arising from any action or failure to act, except when the same is determined by the Board of Directors to be due to gross negligence or willful misconduct of such member.

     7.7. Claims Procedure. A Participant or Beneficiary shall have the right to file a claim, inquire if he has any right to benefits and the amounts thereof, or appeal the denial of a claim.

     (a) Initial Claim. A claim will be considered as having been filed when a written communication is made by the Participant, Beneficiary, or his or her authorized representative to the attention of the Committee (the "claimant"). The Committee shall notify the claimant in writing within ninety (90) days after receipt of the claim if the claim is wholly or partially denied. If an extension of time beyond the initial ninety (90) day period for processing the claim is required, written notice of the extension shall be provided to the claimant prior to the expiration of the initial ninety (90) day period. In no event shall the period, as extended, exceed one hundred eighty (180) days. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render a final decision.

     (b) Content of Denial. Notice of a wholly or partially denied claim for benefits will be in writing, in a manner calculated to be understood by the claimant, and shall include:

          (i)  The reason or reasons for denial;

          (ii) Specific reference to the Plan provisions on which the denial is based;

          (iii) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

          (iv) An explanation of the Plan's claim appeal procedure, including a statement of the claimant's right to bring a civil action under
               Section 502(a) of ERISA following an adverse benefit determination.

     (c) Right to Appeal. If a claim is wholly or partially denied, the claimant may file a written appeal requesting the Committee to conduct a full and fair review of his or her claim. For purposes of this review, the Committee may appoint an individual or committee (other than the individual or committee that heard the initial claim) to act on its behalf. An appeal must be made in writing no more than sixty
          (60) days after the claimant receives written notice of the denial. The claimant may submit written comments, documents, records, and other information relating to the claim for benefits, and may access and copy (free of charge) all documents, records, and other information relevant to the claimant's claim. The Committee shall take into account all comments, documents, records, and other information submitted by the claimant in reviewing the claim, without regard to whether such information was submitted in the initial determination.

     (d) Notice of Appeal Determination. The decision of the Committee regarding the appeal shall be given to the claimant in writing no later than sixty (60) days following receipt of the appeal. However, if the Committee, in its sole discretion, grants a hearing, or there are special circumstances involved, the decision will be given no later than one hundred twenty (120) days after receiving the appeal. If such an extension of time for review is required, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. In the case of an adverse benefit determination, the Committee's decision shall include:

          (i)  The reason or reasons for denial;

          (ii) Specific reference to the Plan provisions on which the denial is based;

          (iii) A statement that the claimant is entitled to access and copy (free of charge) all documents, records, and other information relevant to the claimant's claim for benefits; and

          (iv) A statement of the claimant's right to bring a civil action under
               Section 502(a) of ERISA following an adverse benefit determination.

     (e) Exhaustion of Administrative Remedy. Notwithstanding any provision in the Plan to the contrary, no employee or Participant may bring any legal or administrative claim or cause of action against the Plan, the Committee, or the Company in court or any other venue until the employee or Participant has exhausted its administrative remedies under this Section 7.7.

     (f) Suspension of Payment. If the Committee is in doubt concerning the entitlement of any person to any payment claimed under the Plan, the Company may suspend payment until satisfied as to the person's entitlement to the payment. Notwithstanding the foregoing, no Participant or Beneficiary may bring a claim for Plan benefits to arbitration, court, or through any other legal action or process until the administrative claims process of this Section 7.7 has been exhausted.

Article 8. Miscellaneous

     8.1. Unfunded Plan. This Plan is intended to be an unfunded plan maintained primarily to provide supplemental pension benefits for "a select group of management or highly compensated employees" within the meaning of Sections 201, 301, and 401 of ERISA, and therefore is further intended to be exempt from the provisions of Parts 2, 3, and 4 of Title I of ERISA. Accordingly, the Committee may terminate the Plan, subject to Article 7 herein, for any or all Participants, in order to achieve and maintain this intended result.

     8.2. Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors, and assigns shall have no secured legal or equitable rights, interest, or claims in any property or assets of the Company or its Affiliates, nor shall they be Beneficiaries of, or have any rights, claims, or interests in any life insurance policies, annuity contracts, or the proceeds therefrom owned or which may be acquired by the Company or its Affiliates. Except as provided under Section 8.3, such policies, annuity contracts, or other assets of the Company or its Affiliates shall not be held under any trust for the benefit of Participants, their beneficiaries, heirs, successors, or assigns, or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company's assets and policies, and those of its Affiliates, shall be, and remain, the general, unpledged, unrestricted assets of the Company or of its Affiliates as the case may be. The Company's obligation under this Plan shall be that of an unfunded and unsecured promise to pay money in the future.

     8.3. Authorization for Trust. The Company may, but shall not be required to, establish one (1) or more trusts, with such trustee as the Committee may approve, for the purpose of providing for the payment of benefits under the Plan. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Company's creditors. To the extent any amounts payable under the Plan are actually paid from any such trust, the Company shall have no further obligation with respect thereto, but to the extent not so paid, such amounts shall remain the obligation of, and shall be paid by, the Company.

     8.4. Costs of the Plan. All costs of implementing and administering the Plan, and all costs incurred in providing the benefits described herein, shall be borne by the Company.

     8.5. Tax Withholding. The Company shall have the right to require Participants to remit to the Company an amount sufficient to satisfy federal, state, and local tax withholding requirements, or to deduct from all payments made pursuant to the Plan amounts sufficient to satisfy such withholding requirements.

     8.6. Nontransferability. Except as provided under a court-approved divorce agreement, the interest of an individual or an entity to a benefit under the Plan shall not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, or subjected to any charge or legal process. No interest or right to receive a benefit may be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such individual or entity, including claims for alimony, support, separate maintenance, and claims in bankruptcy proceedings.

     8.7. Successors. All obligations of the Company under the Plan shall be binding upon any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

     8.8. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     8.9. Applicable Law. To the extent not preempted by federal law, the Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to principles of conflicts of laws.

     8.10. No Enlargement of Rights. The Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute an employment contract between the Company and any Participant, or to be consideration for, or an inducement to, or condition of, the employment of any Participant. Nothing contained in the Plan shall be deemed to give any Participant employment rights with the Company or to interfere with the right of the Company to discharge any Participant at any time regardless of the effect such discharge shall have upon him as a Participant of the Plan. No Participant shall have any right to a Retirement Benefit, except to the extent provided in the Plan.

     8.11. Gender and Number. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, and the singular may include the plural, unless the context clearly indicates to the contrary. The words "hereof," "herein," "hereunder," and other similar compounds of the word "here" shall mean and refer to the entire Plan, not to any particular provision or Section. Section headings are included for convenience of reference and are not intended to add to, or subtract from, the terms of the Plan.

     8.12. Notice of Address. Each person entitled to benefits under the Plan must file with the Committee, in writing, his post office address and each change of post office address. Any communication, statement, or notice addressed to such a person at his latest post office address as filed with the Committee will be binding upon such person for all purposes of the Plan, and neither the trustee nor the Company shall be obliged to search for or ascertain the whereabouts of any such person. In addition, any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the Company's human resources department, or to such other entity as the Committee may designate from time to time. Such notice shall be deemed given as to the date of delivery, or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

     8.13. Headings and Captions. Headings and captions are inserted in this Plan for convenience of reference only and are to be ignored in the construction of the provisions of the Plan.



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